Ex. 10.2

Tenth Amendment to the

Janus Capital Group Inc. Inc. 401(k), Profit Sharing and

Employee Stock Ownership Plan

Janus Capital Group Inc. Inc., hereinafter referred to as the “Employer,” makes this Tenth Amendment, generally effective January 1, 2007.

WHEREAS, the Employer has previously established the Janus Capital Group Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan, hereinafter referred to as the “Plan”, for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to Section 8.03 of the Plan, the Board of Directors of the Employer is authorized to amend the Plan; and

WHEREAS, the Board of Directors of the Employer is desirous of amending the Plan to add a Roth 401(k) account, to provide for automatic enrollments at 3% of pay, to adopt good faith amendments for the final 401(k) and (m) regulations and to allow for 100% diversification of the investment in employer securities in certain circumstances;

NOW, THEREFORE, pursuant to Section 8.03 of the Plan, the following amendment is hereby made and shall be generally effective January 1, 2007:

1.                                       Section 1.25 Payroll Withholding Agreement is amended in its entirety to read as follows:

1.25        Payroll Withholding Agreement.

Payroll Withholding Agreement means an affirmative or passive election by a Participant directing the Employer to withhold, each payroll period, a whole percentage of his Compensation (or such other amount as allowed by the Plan Administrator) and to contribute such withheld amount to the Plan pursuant to the provisions of Article 3.

As soon as administratively feasible on or after an Employee’s initial Entry Date (or, for a rehired Participant, as soon as administratively feasible after his re-employment commencement date), the Plan Administrator (or its designee) will notify such individual that, by becoming and remaining an Employee of the Employer (or other Participating Employer of which he is an Employee), he automatically has elected, effective for the first paycheck after his Entry Date (or, for a rehired Participant, his reentry date), to make an Employee Pre-tax Elective Deferral to the Plan equal to a whole percentage of his Compensation as specified in Section 3.01;  provided, such Employee may, within ten days (not less than five (5) business days) before his first paycheck due on or after his Entry Date (or his reentry date, if applicable), complete a new Payroll Withholding Agreement to modify or revoke such passive Payroll Withholding Agreement (that is, passive election), and such passive election will not be effective.  Once such passive election becomes effective, it will apply to each subsequent paycheck until modified or revoked.

Any Employee whose latest Entry Date or reentry date occurred before the announcement of this plan provision, must complete an affirmative Payroll Withholding Agreement to have any Employee Elective Deferral made on his behalf; and the passive deferral election rules will not apply to such Employee.  Any such Payroll Withholding Agreement will be effective for each paycheck thereafter until modified or revoked.

Payroll Withholding Agreements will be governed by the following general guidelines:

(a)          At any time, the Plan Administrator, in a uniform and nondiscriminatory manner, may change any aspect of, or deactivate (and subsequently reactivate), the passive election provisions. Further, the passive or automatic election may, on a nondiscriminatory basis in accordance with procedures established by the Plan Administrator: (1) be applied to all Participants or to Eligible Employees who become Participants after a certain date, and (2) provide for scheduled automatic increases to the passive or automatic election at scheduled intervals.

(b)         The Plan Administrator will establish and apply guidelines concerning the frequency and timing of amendments or changes to Payroll Withholding Agreements.  Notwithstanding the foregoing, a Participant may revoke his Payroll Withholding Agreement at any time and discontinue all future withholding.

(c)          The Plan Administrator may amend or revoke its Payroll Withholding Agreement with any Participant at any time, if the Plan Administrator determines that such revocation or amendment is necessary to ensure that a Participant’s Annual Additions for any Plan Year will not exceed the limitations of Article 10 or to insure that the requirements of Code Sections 401(k) and 401(m) of the Code have been satisfied with respect to the amount which may be withheld and contributed on behalf of the Highly Compensated Group.

2.                                       Section 3.01 Employee Pre-tax Contributions Account is renamed and amended in its entirety to read as follows:

3.01        Employee Elective Deferral Accounts

(a)          General

Separate accounts shall be maintained for a Participant’s Pre-tax Elective Deferrals and his Roth Elective Deferrals.  Employee Elective Deferral Accounts means the two separate Accounts of a Participant reflecting (1) Pre-tax Elective Deferrals, investment income or loss allocated thereto and distributions, and (2) Roth Elective Deferrals, investment income or loss allocated thereto and distributions.  A Participant’s Employee Elective Deferral Accounts are 100% vested at all times.

(b)   Employee Elective Deferral Contributions

(1)                 Amount of Contribution

Each Participant may elect, pursuant to a Payroll Withholding Agreement, to make an Employee Elective Deferral Contribution not to exceed 75% of the Participant’s Compensation, without regard to the limit imposed by Code Section 401(a)(17). Such contributions will be designated as a whole percentage of Compensation or a whole dollar amount.

Each Participant may elect to have two Payroll Withholding Agreements: (i) the regular Payroll Withholding Agreement, which will apply to base compensation and overtime compensation; and (ii) the bonus Payroll Withholding Agreement, which will apply to all compensation other than base compensation and overtime compensation (by way of illustration and not as a limitation, bonus compensation, incentive compensation and performance compensation). Such contributions will be designated as a whole percentage of Compensation or a whole dollar amount.

A Participant must irrevocably designate an Employee Elective Deferral Contribution (which includes any Catch-up contributions) as either a Pre-tax Elective Deferral or a Roth Elective Deferral at the time of the payroll withholding election. In the event a Participant fails to designate an Employee Elective Deferral Contribution as either a Pre-tax Elective Deferral or a Roth Elective Deferral, the Elective Deferral Contribution will be deemed to be a Pre-tax Elective Deferral.

The passive or automatic election Employee Pre-tax Elective Deferral Contribution percentage for a newly eligible Participant and for a rehired Participant pursuant to Section 1.25 is 3% of the Participant’s Compensation.

(2)                 Nondiscrimination Requirements

All Employee Elective Deferral Contributions are Elective Contributions within the meaning of Section 11.02(b)(8) and must satisfy the Nondiscrimination Requirements of Section 11.02.

(3)                 Excess Deferrals

The maximum amount of Employee Elective Deferral Contributions which can be made under the Plan on behalf of any Participant during any calendar year will be limited to that amount which would not constitute an Excess Deferral as defined in Section 11.02(b)(14).

The Plan Administrator will distribute any Excess Deferral, together with the income allocable to it, to the Participant no later than April 15 of the calendar year immediately following the year of the Excess Deferral.  If a Participant notifies the Plan Administrator within the time prescribed by the Code and regulations promulgated thereunder of any calendar year that Excess Deferrals have been made on his account for the previous calendar year by reason of participation in a Cash or Deferred Arrangement maintained by another employer or employers, and if the Participant requests that the Plan Administrator distribute a specific amount to him on account of Excess Deferrals and certifies that the requested amount is an Excess Deferral, the Plan Administrator will designate the amount requested together with the income allocable to it as a distribution of Excess deferrals and distribute such amount no later than April 15 of the calendar year immediately following the year of such Excess Deferral.

The amount of Excess Deferrals to be distributed will be reduced by any Excess Contributions previously distributed or recharacterized with respect to the Plan Year beginning with or within the calendar year and which are distributed prior to April 15 of that calendar year.  The amount of income allocable to the Excess Deferral will be determined as described in Section 11.02(g).

(4)                 Timing of Deposits

The Employer will deposit all Employee Elective Deferral Contributions on the earliest date on which contributions can reasonably be segregated from the Employer’s general assets.

Contributions contributed to the Plan through payroll deduction shall be segregated from the Employer’s general assets and contributed to the trust fund as soon as administratively feasible following the payroll period for which the contribution was made but in no event later than the fifteenth (15th) business day of the month following the month the deferrals were excluded from Compensation (or such other date specified under regulations issued by the Secretary of Labor).

The Contribution Period for Employee Elective Deferral Contributions is each payroll period.

(5)                 Roth Elective Deferrals

(i)                                  Roth Elective Deferrals are permitted

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

The Plan’s definitions and terms shall be amended as follows to allow for Roth Elective Deferrals as of January 1, 2007.  Roth Elective Deferrals shall be treated in the same manner as Pre-tax Elective Deferrals for all Plan purposes.  The Employer may, in operation, implement deferral election procedures provided such procedures are communicated to Participants and permit Participants to modify their elections at least once each Plan Year.

(ii)                              Employee Elective Deferrals

For years beginning after 2006, the term “Employee Elective Deferrals” includes Pre-tax Elective Deferrals and Roth Elective Deferrals.  Any references in the pre-existing Plan provisions to “Employee Pre-tax Account” and “Employee Pre-tax Contribution(s)” are replaced with “Employee Elective Deferral Accounts” and “Employee Elective Deferral Contribution(s),” respectively.

(iii)                          Pre-tax Elective Deferrals

“Pre-tax Elective Deferrals” means a Participant’s Elective Deferrals which are not includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Pre-tax Elective Deferrals by the Participant in his or her deferral election.  A Participant’s Pre-tax Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Pre-tax Elective Deferrals.

(iv)                            Roth Elective Deferrals

“Roth Elective Deferrals” means a Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election.  A Participant’s Roth Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Roth Elective Deferrals, in a Roth Elective Deferral account.  However, forfeitures may not be allocated to such account. The Plan must also maintain a record of a Participant’s investment in the contract (i.e., designated Roth contributions that have not been distributed).  Roth Elective Deferrals are not considered Employee After-tax Contributions for Plan purposes.

(v)                                Ordering Rules for Distributions

The Plan Administrator operationally may implement an ordering rule procedure for withdrawals (including, but not limited to, hardship or other in-service withdrawals) from a Participant’s accounts attributable to Pre-tax Elective Deferrals or Roth Elective Deferrals. Such ordering rules may specify whether the Pre-tax Elective Deferrals or Roth Elective Deferrals are distributed first.

(vi)                            Corrective distributions attributable to Roth Elective Deferrals

For any Plan Year in which a Participant may make both Roth Elective Deferrals and Pre-tax Elective Deferrals, the Plan Administrator operationally may implement an ordering rule procedure for the distribution of Excess Deferrals (Code Section 402(g)), Excess Contributions (Code Section 401(k)), Excess Aggregate Contributions (Code Section 401(m)), and Excess Annual Additions (Code Section 415).  Such ordering rules may specify whether the Pre-tax Elective Deferrals or Roth Elective Deferrals are distributed first, to the extent such type of Elective Deferrals was made for the year.

(vii)                        Loans

The Plan Administrator shall modify the loan guidelines or program to provide limitations on the ability to borrow from, or use as security, a Participant’s Roth Elective Deferral account. Similarly, the loan guidelines or program shall be modified to provide that a Participant’s Roth Elective Deferral account may be considered for purposes of determining the value of the Participant’s accounts in the Plan to determine the maximum amount that a Participant may borrow, but the Roth Elective Deferral account is not available as a source from which a loan may be made.

(viii)                    Rollovers

A direct rollover of a distribution from a Participant’s Roth Elective Deferral account of the Plan shall only be made to another Roth Elective Deferral account of an applicable retirement plan as described in Code Section 402A(e)(1) or to a Roth IRA as described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

a.                                       The Plan shall accept a rollover contribution to a Participant’s Roth Elective Deferral account only if it is a direct rollover from another Roth Elective Deferral account of an applicable retirement plan as described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section  402(c). The Employer, operationally and on a uniform and nondiscriminatory basis, may decide whether to accept any such rollovers.

b.                                      The Plan shall not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Elective Deferral account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral account are not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Deferral account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceed the Plan’s limits for purposes of mandatory distributions from the Plan.

c.                                       If the Plan’s procedures allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least

$500, such procedure is applied by treating any amount distributed from a Participant’s Roth Elective Deferral account as a separate distribution from any amount distributed from the Participant’s other accounts in the Plan, even if the amounts are distributed at the same time.

(ix)                            Operational Compliance

The Plan Administrator will administer Roth Elective Deferrals in accordance with applicable regulations or other binding authority not reflected in this amendment. Any applicable regulations or other binding authority shall supersede any contrary provisions of this amendment.

(c)          Catch-Up Contributions

Effective January 1, 2002, all employees who are eligible to make Employee Pre-tax Contributions (now called Employee Elective Deferrals) under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Code Section 414(v).  Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of making of such Catch-Up Contributions. Catch-up Contributions may be either Pre-tax Elective Deferrals or Roth Elective Deferrals as designated by the Participant under Section 3.01(b)(1).

3.             Section 4.04 of the Plan is hereby amended in its entirety to read as follows:

4.04        ESOP Diversification.

Except as provided in this Section 4.04, a Participant does not have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant’s ESOP Stock Bonus Contributions Account.

(a)                  Each Participant who attains age 55 or older and who is or becomes 100% vested in the Participant’s ESOP Stock Bonus Contributions Account, in accordance with Section 1.33, may direct the Trustee as to the investment of 100% of the value of the Participant’s Accrued Benefit attributable to Employer Securities (the Eligible Accrued Benefit).

(b)                 Effective January 1, 2007, a Participant who has completed three Years of Vesting Service, a Participant who has suffered a Disability, a Beneficiary of such a Participant or a Beneficiary of a deceased Participant (where the Beneficiary has an account under the Plan to which the Beneficiary is entitled to exercise the rights of a Participant) may   direct the Trustee as to the investment of up to 100% of the value of the Participant’s Accrued Benefit attributable to Employer Securities (the Eligible Accrued Benefit) at any time.

(c)                  The Plan Administrator shall maintain records which indicate the Eligible Accrued Benefit of each Participant.

(d)                 Each Participant who elects to diversify pursuant to this Section 4.04 may direct the investment in the same manner as described in Section 4.02.  Once diversified, the Participant may not direct the investment of the diversified amount to acquire Employer Securities.

4.                                       The Plan is generally amended by the addition of the following Articles to the Plan as a good-faith amendment pursuant to Internal Revenue Service (IRS) Notice 2005-94, as required by the IRS to reflect the Final 401(k) and (m) Regulations:

ARTICLE I

PREAMBLE

1.1                                 Adoption of amendment.  This Amendment to the Plan is adopted to reflect certain provisions of the Final Regulations under Code Sections 401(k) and 401(m) that were published on December 29, 2004 (hereinafter referred to as the “Final 401(k) Regulations”).  This Amendment is intended as good faith compliance with the requirements of these provisions.

1.2                                 Supersession of inconsistent provisions.  This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

If this Plan uses the ADP Test Safe Harbor provisions, then the provisions of Amendment Section 9.2(a) apply and all matching contributions under the Plan will be applied without regard to any allocation conditions except as provided in that Section.

ARTICLE II

EFFECTIVE DATE

2.1                                 Effective Date.  This Amendment is effective, and the Plan shall implement the provisions of the Final 401(k) Regulations, with respect to Plan Years beginning after December 31, 2005, unless otherwise specifically stated.

ARTICLE III

GENERAL RULES

3.1                                 Deferral elections.  A cash or deferred arrangement (“CODA”) is an arrangement under which eligible Employees may make elective deferral elections. Such elections cannot relate to compensation that is currently available prior to the adoption or effective date of the CODA.  In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

3.2                                 Vesting provisions.  Elective Contributions are always fully vested and nonforfeitable. The Plan shall disregard Elective Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2).  However, the Plan shall otherwise take a participant’s Elective Contributions into account in determining the Participant’s vested benefits under the Plan. Thus, for example, the Plan shall take Elective Contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as “the rule of parity”).

ARTICLE IV

HARDSHIP DISTRIBUTIONS

4.1                                 Applicability.  The provisions of this Article IV apply if the Plan provides for hardship distributions upon satisfaction of the deemed immediate and heavy financial need standards set forth in Regulation Section 1.401(k)-1(d)(2)(iv)(A) as in effect prior to the issuance of the Final 401(k) Regulations.

4.2                                 Hardship events.  A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an Employee if the distribution is for one of the following or any other item permitted under Regulation Section 1.401(k)-1(d)(3)(iii)(B):

(a)                                  Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)                                 Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(c)                                  Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(d)                                 Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(e)                                  Effective July 1, 2007, payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(f)                                    Effective July 1, 2007, expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

4.3                                 Reduction of Code Section 402(g) limit following hardship distribution.  If the Plan provides for hardship distributions upon satisfaction of the safe harbor standards set forth in Regulation Sections 1.401(k)-1(d)(3)(iii)(B) (deemed immediate and heavy financial need) and 1.401(k)-1(d)(3)(iv)(E) (deemed necessary to satisfy immediate need), then there shall be no reduction in the maximum amount of elective deferrals that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Employer.

ARTICLE V

ACTUAL DEFERRAL PERCENTAGE (ADP) TEST

5.1                                 Targeted contribution limit.  Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.”  Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section).  For purposes of this Section:

(a)                                  The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b)                                 The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 7.1.

5.2                                 Limitation on QNECs and QMACs.  Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4.  Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

5.3                                 ADR of HCE if multiple plans.  The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement.  If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.  However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

5.4                                 Plans using different testing methods for the ADP and ACP test.  Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year.  However, if different testing methods are used, then the Plan cannot use:

(a)                                  The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)                                 The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(c)                                  The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

ARTICLE VI

ADJUSTMENT TO ADP TEST

6.1                                 Distribution of Income attributable to Excess Contributions.  Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”).  The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(a)                                  Reasonable method of allocating income.  The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts.  A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(b)                                 Alternative method of allocating income.  The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)                                  Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)                                  Any additional amount of such contributions made for the Plan Year.

(c)                                  Safe harbor method of allocating gap period income.  The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period.  Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year.  For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(d)                                 Alternative method for allocating Plan Year and gap period income.  The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period.  This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

6.2                                 Corrective contributions.  If a failed ADP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 5.1 of this Amendment, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 7.1 of this Amendment.

ARTICLE VII

ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST

7.1                                 Targeted matching contribution limit.  A matching contribution with respect to an Elective Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:

(a)                                  five percent (5%) of the NHCE’s Code Section 414(s) compensation for the Plan Year;

(b)                                 the NHCE’s Elective Contributions for the Plan Year; and

(c)                                  the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Elective Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Contributions for the Plan Year.  If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a match with respect to the sum of the Employee’s after-tax Employee contributions and Elective Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Elective Contributions in subsections (b) & (c) above and in determining the “matching rate,” and Employees who make either after-tax Employee contributions or Elective Contributions are taken into account in determining the Plan’s “representative matching rate.”  Similarly, if the Plan provides a match with respect to the Employee’s after-tax Employee contributions, but not Elective Contributions, then for purposes of this subsection, the Employee’s after-tax Employee contributions are substituted for the amount of the Employee’s Elective Contributions in subsections (b) & (c) above and in determining the “matching rate,” and Employees who make after-tax Employee contributions are taken into account in determining the Plan’s “representative matching rate.”

7.2                                 Targeted QNEC limit.  Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.”  Any Qualified Nonelective Contribution taken into account under an Actual Deferral

Percentage (ADP) test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below).  For purposes of this Section:

(a)                                  The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b)                                 The “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

7.3                                 ACR of HCE if multiple plans.  The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have matching contributions or after-tax Employee contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement.  If an HCE participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax Employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans.  For plan years beginning before the effective date of this Amendment, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).

7.4                                 Plans using different testing methods for the ACP and ADP test.  Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year.  However, if different testing methods are used, then the Plan cannot use:

(a)                                  The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)                                 The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(c)                                  The rules of Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

ARTICLE VIII

ADJUSTMENT TO ACP TEST

8.1                                 Distribution of Income attributable to Excess Aggregate Contributions.  Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”).  For the purpose of this Section, “income” shall be determined and allocated in accordance with the provisions of Section 6.1 of this Amendment, except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

8.2                                 Corrective contributions.  If a failed ACP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 7.1 and 7.2 of this Amendment.

ARTICLE IX

SAFE HARBOR PLAN PROVISIONS

9.1                                 Applicability. The provisions of this Article IX apply if the Plan uses the alternative method of satisfying the Actual Deferral Percentage (ADP) test set forth in Code Section 401(k)(12) (ADP Test Safe Harbor) and/or the Actual Contribution Percentage (ACP) test set forth in Code Section 401(m)(11) (ACP Test Safe Harbor).

9.2                                 Elimination of allocation conditions on matching contributions.  If, prior to the date this Amendment has been executed, an ADP Test Safe Harbor notice has been given for a Plan Year for which this Amendment is effective and such notice provides that there are no allocation conditions imposed on any matching contributions under the Plan, then (1) the Plan will be an ACP Test Safe Harbor plan, provided the ACP Test Safe Harbor requirements are met and (2) the Plan will not impose any allocation conditions on matching contributions.  However, if, prior to the date this Amendment has been executed, an ADP Test Safe Harbor notice has been given for a Plan Year for which this Amendment is effective and such notice provides that there are allocation conditions imposed on any matching contributions under the Plan, the Employer may either:

(a)                                  satisfy the ACP Test for such Plan Year using the current year testing method.  With respect to any Plan Year beginning after the date this Amendment has been executed, if the Plan uses the ADP Test Safe Harbor and provides for matching contributions, then the Plan will not impose any allocation conditions on matching contributions.

(b)                                 retain any allocation conditions contained in the Plan with regard to matching contributions for any Plan Year for which this Amendment is effective.  In this case, the Plan must continue to satisfy the ACP Test for each such Plan Year.

9.3                                 Matching Catch-up contributions.  If the Plan provides for ADP Test Safe Harbor matching contributions or ACP Test Safe Harbor matching contributions, then catch-up contributions (as defined in Code Section 414(v)) will be taken into account in applying such matching contributions under the Plan.

9.4                                 Plan Year requirement. Except as provided in Regulation Sections 1.401(k)-3(e) and 1.401(k)-3(f), and below, the Plan will fail to satisfy the requirements of Code Section 401(k)(12) and this Section for a Plan Year unless such provisions remain in effect for an entire twelve (12) month Plan Year.

9.5                                 Change of Plan Year. If a Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy the requirements of Section 9.4 of this Amendment merely because the Plan Year has less than twelve (12) months, provided that:

(a)                                  The Plan satisfied the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements for the immediately preceding Plan Year; and

(b)                                 The Plan satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements (determined without regard to Regulation Section 1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following twelve (12) months if the immediately following Plan Year is less than twelve (12) months).

9.6                                 Timing of matching contributions. If the ADP Test Safe Harbor contribution being made to the Plan is a matching contribution (or any ACP Test Safe Harbor matching contribution) that is made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year) taken into account under the Plan for the Plan Year, then safe harbor matching contributions with respect to any elective deferrals and/or after-tax employee contributions made during a Plan Year quarter must be contributed to the Plan by the last day of the immediately following Plan Year quarter.

9.7                                 Exiting safe harbor matching. The Employer may amend the Plan during a Plan Year to reduce or eliminate prospectively any or all matching contributions under the Plan (including any ADP Test Safe Harbor matching contributions) provided: (a) the Administrator provides a supplemental notice to the Participants which explains the consequences of the amendment, specifies the amendment’s effective date, and informs Participants that they will have a reasonable opportunity to modify their cash or deferred elections and, if applicable, after-tax Employee contribution elections; (b) Participants have a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the effective date of the amendment to modify their cash or deferred elections and, if applicable, after-tax Employee contribution elections; and (c) the amendment is not effective earlier than the later of: (i) thirty (30) days after the Administrator gives supplemental notice; or (ii) the date the Employer adopts the amendment. An Employer which amends its Plan to eliminate or reduce any matching contribution under this Section, effective during the Plan Year, must continue to apply all of the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements of the Plan until the amendment becomes effective and also must apply for the entire Plan Year, using current year testing, the ADP test and the ACP test.

9.8                                 Plan termination. An Employer may terminate the Plan during a Plan Year in accordance with Plan termination provisions of the Plan and this Section.

(a)                                  Acquisition/disposition or substantial business hardship. If the Employer terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code Section 410(b)(6)(C), or if the termination is on account of the Employer’s substantial business hardship within the meaning of Code Section 412(d), then the Plan remains an ADP Test Safe Harbor and/or ACP Test Safe Harbor Plan provided that the Employer satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor provisions through the effective date of the Plan termination.

(b)                                 Other termination. If the Employer terminates the Plan for any reason other than as described in Section 9.7(a) above, and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Section 9.7 above, except that the Employer need not provide Participants with the right to change their cash or deferred elections.

IN WITNESS WHEREOF, the Employer, has caused this instrument to be executed as of the date specified below.

JANUS CAPITAL GROUP INC.

Dated:	December 29, 2006	By:	Curt R. Foust
		Its:	Assistant General Counsel